SCAN TO
VIEW MATERIALS & VOTE

INTEGRATED FINANCIAL HOLDINGS, INC.
8450 FALLS OF NEUSE ROAD, SUITE 202
RALEIGH, NORTH CAROLINA 27615

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53512-S91904 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTEGRATED FINANCIAL HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND "FOR" EACH OF PROPOSALS 1 AND 3.

	For	Against	Abstain
1. **Merger Proposal.** Proposal to approve the Agreement and Plan of Merger and Reorganization dated March 27, 2024 between the Company and Capital Bancorp, Inc. (the "merger agreement") and the transactions contemplated thereby, including the merger of the Company with and into Capital Bancorp, Inc.	☐	☐	☐

2. **Election of Directors.** Proposal to elect the two nominees listed below each for a term of three years.

Nominees:

	For	Withhold
2a. Dr. Jeffrey Moore	☐	☐
2b. Joseph T. Snyder	☐	☐

	For	Against	Abstain
3. **Adjournment Proposal.** Proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of the Company's common stock.	☐	☐	☐

In addition, upon any other matter that may properly come before the Meeting for action, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

INTEGRATED FINANCIAL HOLDINGS, INC.

August 15, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The joint proxy statement/prospectus is available at www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

V53513-S91904

REVOCABLE PROXY
INTEGRATED FINANCIAL HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEGRATED FINANCIAL HOLDINGS, INC.

The undersigned shareholder of Integrated Financial Holdings, Inc., a North Carolina corporation (the "Company"), hereby appoints Marc H. McConnell and Melissa D. Marsal, or either of them, as proxies, with full power of substitution (the "Proxies") to cast all votes that the undersigned shareholder is entitled to cast at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the office of the Company located at 8450 Falls of Neuse Road, Suite 202, Raleigh, North Carolina, on Thursday, August 15, 2024 at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

The undersigned directs that the shares represented by this appointment of proxy be voted as directed on the reverse side of this proxy card. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 2 and "FOR" Proposals 1 and 3. If before the Meeting, any nominee listed in Proposal 2 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Company's Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before voting takes place at the Meeting by filing with the Company's Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Meeting and announcing an intention to vote in person.

(Continued and to be signed on the reverse side)